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                                                                  EXHIBIT 99.1

QUESTOR COMPLETES PREFERRED STOCK INVESTMENT IN AEGIS
PAGE 1 OF 3



NEWS RELEASE                        FOR IMMEDIATE RELEASE


CONTACTS AT AEGIS:
-----------------
(972) 830-1800
Matthew S. Waller        Chief Financial Officer
Scott D. Guffey          Vice President - Finance, Mergers & Acquisitions and
                                          Investor Relations

CONTACTS AT QUESTOR:
-------------------
(212) 297-1599
Henry L. Druker          Questor Management Company
(212) 371-2200
Harry Savage             Robert Marston Corporate Communications, Inc.


            QUESTOR COMPLETES PREFERRED STOCK INVESTMENT IN AEGIS
          AEGIS STOCKHOLDERS ELECT NEW DIRECTORS AT SPECIAL MEETING


IRVING, TEXAS AND SOUTHFIELD, MICHIGAN - December 13, 1999 - Aegis Communications Group, Inc. ("Aegis", OTC Bulletin Board symbol: AGIS) and Questor Partners Fund II, L.P. ("Questor") jointly announced that Questor has completed the purchase of $46.75 million of newly issued Aegis Series F senior voting convertible preferred stock. On an as converted basis and assuming a conversion price of $1.00 per share, Questor owns approximately 47% of Aegis' issued and outstanding common stock and approximately 38% of Aegis' fully diluted shares outstanding. The new preferred stock votes on an as converted basis and thus initially represents approximately 47% of the voting equity stock. Proceeds from Questor's investment were used to repay approximately $43 million in existing bank debt providing Aegis with needed flexibility to fund future growth.

In conjunction with the closing of the Questor investment and the repayment of bank debt, the Company amended its credit agreement with its lenders, thereby curing all outstanding defaults. Under the amended agreement, Aegis' lenders expanded their aggregate revolving credit facility commitments from $30 million to $45 million. If the Company meets certain financial targets in the fourth quarter of 1999 and the first quarter of 2000, the aggregate commitment will increase as much as $5 million, bringing the total revolving facility to $50 million. At closing, Aegis estimated its available borrowing capacity under the amended agreement at approximately $17 million.


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QUESTOR COMPLETES PREFERRED STOCK INVESTMENT IN AEGIS
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Immediately prior to the closing of the Questor investment, Aegis held a special meeting of stockholders at which the stockholders approved the Purchase Agreement and the terms of the Series F Preferred Stock, the issuance of the preferred stock, certain amendments to the Company's charter to authorize additional capital stock to facilitate the transaction, and the election of a new board of twelve directors, six of whom were nominated by Questor and six of whom were nominated by existing investors.

Elected to the Company's board of directors were John R. Birk, who will continue to serve as Chairman of the Board, Henry L. Druker, Michael D. Madden, Peter D. Fitzsimmons, Robert D. Denious, Dean Anderson, Kevin J. Prokop, Frederic V. Malek, Michael G. Santry, Edward Blank, Stephen A. McNeely and Paul G. Stern.

"We welcome Questor as a partner and its representatives to our board," remarked Mr. Birk. "The combination of new capital and Questor's expertise in the areas of finance and management will serve Aegis well as we seek additional growth and a return to profitability."

Questor Management Company, based in Southfield, Michigan, manages the Questor Partners Funds, which have more than $1 billion of committed equity capital. The Funds' objective is to acquire significant positions in companies that are underperforming, troubled, or have not met their owners' expectations, but offer the potential for superior returns with the application of appropriate levels of capital and turnaround or management expertise. Questor Partners Fund I's portfolio includes AP Automotive Systems, Inc., Toledo, Ohio; Channel Master, Inc., Smithfield, North Carolina; and Schwinn/GT Corp., Boulder, Colorado.

The Questor Partners Funds were established by Jay Alix, founder of Jay Alix & Associates, the nation's leading turnaround and crisis management firm, and Dan Lufkin, co-founder of Donaldson, Lufkin & Jenrette. Other principals are Henry L. Druker, Michael D. Madden, Wallace L. Rueckel and Robert E. Shields.

Aegis Communications Group offers complete, integrated marketing services including customer acquisition, customer care, and marketing research to leading corporations. Aegis manages and operates a national network of client service centers, employing approximately 8,000 people and housing 5,400 production workstations. Aegis' blue-chip client base includes American Express, AT&T, BellSouth, First USA, Integrion Financial Network, Citibank Universal Card Services, U S West Communications and Western Union, among others. Further information regarding Aegis and its services can be found on its web-site at www.aegiscomgroup.com.

Based in Atlanta, Georgia, Aegis' Elrick & Lavidge division is recognized as one of the premier custom marketing research firms in the United States. Established in 1951, Elrick & Lavidge provides clients, representing a broad range of industries, with customer satisfaction, quantitative and qualitative research, and marketing services. Elrick & Lavidge's clients include American Century, Compaq, Frito-Lay, Hallmark, 3M, and Procter & Gamble, among others. Further information regarding Elrick & Lavidge is available on its web-site at www.elavidge.com.




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QUESTOR COMPLETES PREFERRED STOCK INVESTMENTS IN AEGIS
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THE FOLLOWING IS A "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995: STATEMENTS CONTAINED IN THIS PROXY STATEMENT THAT ARE NOT BASED ON HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS". TERMS SUCH AS "ANTICIPATES", "BELIEVES", "ESTIMATES", "EXPECTS", "PLANS", "PREDICTS", "MAY", "SHOULD", "WILL", THE NEGATIVE THEREOF AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE BY NATURE SUBJECT TO UNCERTAINTIES AND RISKS, INCLUDING BUT NOT LIMITED TO: AEGIS' RELIANCE ON CERTAIN MAJOR CLIENTS; REALIZING COST REDUCTIONS AS A RESULT OF AEGIS' SITE MIGRATION PLAN AND RENEGOTIATED TELECOMMUNICATIONS TARIFF; THE SUCCESSFUL COMBINATION OF ANTICIPATED REVENUE GROWTH WITH OPERATING EXPENSE REDUCTION TO RESULT IN IMPROVED PROFITABILITY AND CASH FLOW; GOVERNMENT REGULATION AND TAX POLICY; ECONOMIC CONDITIONS; COMPETITION AND PRICING; DEPENDENCE ON AEGIS' LABOR FORCE; RELIANCE ON TECHNOLOGY; TELEPHONE SERVICE DEPENDENCE; AND OTHER OPERATIONAL, FINANCIAL OR LEGAL RISKS OR UNCERTAINTIES DETAILED IN THE COMPANY'S SEC FILINGS FROM TIME TO TIME. THESE RISKS AND UNCERTAINTIES COULD CAUSE ACTUAL RESULTS OR EVENTS TO DIFFER MATERIALLY FROM HISTORIC RESULTS OR THOSE ANTICIPATED. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS, AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

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